UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Steelcase Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

I’m writing to give you a preview of coming attractions—specifically, a new communications model and a new, earth-friendly way of delivering information to our shareholders.
Steelcase has adopted the Securities and Exchange Commission’s new “Notice and Access” model, which allows us to furnish proxy materials online, with paper copies available upon request.
At the same time, we’re supplementing our traditional annual report with more information about our environmental and community investment activities. The result is our Corporate Responsibility Report, a look at our balanced approach to profit, people and planet. And one of our contributions to environmental sustainability is reducing the amount of paper we generate each year. The Corporate Responsibility Report will be published exclusively online to eliminate the cost of printing and reduce waste. In fact it’s already there. You can visit the new Corporate Responsibility website and read the report at www.steelcase.com/responsibility.
In a few weeks, you will receive a notice from us, telling you where to find our Annual Report, Proxy Statement and your proxy voting instructions on the Internet. This electronic posting of materials will replace the traditional hard copy documents mailed to you in previous years—unless you choose otherwise. (You will also have the option to print your own copies from the website.)
We’ve included a generic sample of the notice so you’ll recognize it when it arrives in the mail. The notice will explain how you can exercise your option to request paper copies of these materials—by phone, e-mail or via the Internet.
You can make a difference by helping Steelcase drastically reduce paper and ink waste. At the same time, we’re very proud of the information we’re preparing to share with you, so we want to make it easy for you to access our reports and materials. Thank you for your support of Steelcase, and I look forward to our next communication.
Jim Hackett
Don’t forget to check out the new Steelcase Corporate Responsibility Website and Report, at www.steelcase.com/responsibility

Sample Notice:
< ISSUER NAME HERE > Shareholder Meeting to be held on ** IMPORTANT NOTICE ** Proxy Material Available Regarding the Availability of Proxy Material <mat1> <mat2> A You are receiving this communication because you hold shares in the <mat3> above company, and the material you should review before you cast your <mat4> votes is now available. <mat5> This communication presents only an overview of the more <mat6> complete proxy material that is available to you on the Internet. B We encourage you to access and review all of the important information contained in the proxy material before voting. PROXY MATERIAL — VIEW OR RECEIVE A You can choose to view the material online or receive R a paper copy. There is NO charge for requesting a C copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. O BROKER
To facilitate timely delivery please make the request D LOGO as instructed below on or before HERE E 51 MERCEDES WAY HOW TO VIEW MATERIALS VIA THE INTERNET
EDGEWOOD, NY 11717 Have the 12 Digit Control Number(s) available and visit: 1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXX40 1 HOW TO REQUEST A PAPER COPY OF MATERIAL 2-FINANCIAL SOLUTIONSXXXXXXXXXXXXXXXXXX40 15 12 3-ATTENTION:XXXXXXXXXXXXXXXXXXXXXXXXXX40 OF 1) BY INTERNET -4-TEST PRINT 5-51 MERCEDES WAY 2 2) BY TELEPHONE - 6-EDGEWOOD, 3) BY EMAIL* — B 7-NY 8-11717 *If requesting material by email, please send a blank e-mail 1 with the 12 Digit Control Number (located on the following > page) in the subject line. $$$ < B1 See the Reverse Side for Meeting Information and Instructions on How to Vote # OF #
A.
This box on the notice provides the date of the shareholder meeting and displays a listing of the materials available for review.
B.
This area provides the website to visit to review the proxy materials electronically. When viewing the materials electronically make sure to have your 12 digit Control Number available.
The control number appears in a box on the 2nd page of the notice (not shown here) next to the words “Control Number.” This section also describes how to request printed copies of Steelcase’s proxy materials for the annual shareholder meeting. You may make your request via the Internet, by telephone or by e-mail; the contact information for each method will appear where the black boxes are located above.
You are encouraged to access and review all of the important information contained in the proxy materials before voting.
We plan to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with our 2008 annual meeting of shareholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the proxy statement, as well as other filings, without charge at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. A copy of the proxy statement can also be obtained, without charge, once it is filed with the SEC, by directing a request to ir@steelcase.com or to Steelcase Inc., Investor Relations, GH-3C, P.O. Box 1967, Grand Rapids, MI 49501-1967.
Steelcase and our directors, officers and employees may be deemed to be participants in the solicitation of proxies in connection with our annual meeting. Information about our directors and officers is available in our proxy statement, dated May 17, 2007, for our 2007 annual meeting of shareholders. Additional information about the interests of potential participants will be included in the proxy statement for our 2008 annual meeting when it is filed with the SEC.
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